EXHIBIT 23
Robert G. Tschida
Certified Public Account
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                                                                301 North Main
                                                                P.O. Box 5507
                                                                Pueblo, CO 81002
                                                                (719) 568-9700

                         CONSENT OF INDEPENDENT AUDITOR

The Board of Directors and Stock holders
Chancellor Corporation

     I consent to the incorporation of my reports dated December 31, 1996, December 31, 1997, and the unaudited financial statements dated March 31, 1998, each relating to and including respectively, the consolidated balance sheet, and related statements of operations, stockholders' equity (deficit), cash flows and financial statement schedule for the years ended December 31, 1996 and December 31, 1997 and the quarter ended March 31, 1998, in the registration statement of SEC Form 10 of Chancellor Corporation.



Robert G. Tschida, CPA

April 20, 1998